Exhibit 99.1

LEVI STRAUSS & Co. NEWS		1155 Battery Street, San Francisco, CA 94111
	Investor Contacts:	Allison Malkin and Chad Jacobs Integrated Corporate Relations, Inc. (203) 682-8200

	Media Contact:	Jeff Beckman Levi Strauss & Co. (415) 501-3317

Levi Strauss & Co. Commences Private Placement of Senior Notes Due 2015

SAN FRANCISCO (December 15, 2004) – Levi Strauss & Co. announced today that it is commencing a private placement of an expected $375 million of Senior Notes due 2015. The Senior Notes will rank equally with all of the company’s other unsecured unsubordinated indebtedness.

The company intends to use the gross proceeds of the proposed offering to refinance (whether through a tender offer, payment at maturity, repurchase, defeasance or otherwise) $375 million principal amount of the $450 million aggregate principal amount of the company’s 7.00% notes due November 1, 2006.

The securities offered will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financing plans and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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